                                                Filed Pursuant to Rule 424(b)(3)
                                                 Registration File No. 333-55966

                  Prospectus Supplement Dated June 22, 2001 to
                        Prospectus Dated April 27, 2001

                                 Red Hat, Inc.

     The prospectus of Red Hat, Inc. dated April 27, 2001 is supplemented to include the following revised table, which sets forth certain information known to us regarding the beneficial ownership of the shares offered by the prospectus and this prospectus supplement and as adjusted reflect the sale of shares in this offering. Unless otherwise indicated, to our knowledge, each stockholder possesses sole voting and investment power over the shares listed, except for shares owned jointly with that person's spouse.

                                                                                                    Number of Shares
                                                                                                      Beneficially
                                                       Number of Shares      Number of Shares to    Owned After the
                                                      Beneficially Owned        be Sold in the          Offering
Name of Selling Stockholder                          Prior to the Offering         Offering
Mastech Systems Corporation                                3,156,036             3,156,036                 ---
Arturo Sanchez                                             1,292,035             1,292,035                 ---
Ronald Spencer                                               663,705               663,705                 ---
Applied Theory Corporation                                   521,769               521,769                 ---
Grumman Hill Group                                           521,769               521,769                 ---
AMP Capital Partners, LLC                                    453,067               404,879              48,188
Peter Korman                                                 154,859               154,859                 ---
David Adams                                                  201,295                40,259             161,036
Brett Pinegar                                                 50,323                10,065              40,258
G & H Partners                                                13,535                12,095               1,440
Chris Campbell                                                 1,948                 1,948                 ---
Mike Cravotta                                                  1,948                 1,948                 ---
David Wingate                                                  1,887                   378               1,509
Numbers @ Work, LLC                                            1,509                   302               1,207
Kelly Laughlin                                                 1,298                 1,298                 ---
Mike Sanchez                                                     974                   974                 ---
Bryan Troutman                                                   707                   707                 ---
Anthony Ware                                                     707                   707                 ---
Barry Wright                                                     480                   480                 ---
Tina Smith                                                       407                   407                 ---
Edward Schaller                                                  393                    79                 314
Rick Fritts                                                      324                   324                 ---
Antonese Robertson                                               270                   270                 ---
Scott Lee                                                        194                   194                 ---
Leon K. Norton                                                   107                   107                 ---
David Ouellette                                                  107                   107                 ---
Sidney Haggard                                                    60                    60                 ---